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                                                                 EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-42912, 33-66296, 33-82306, 33-82308 and 333-31801) pertaining to the 1988 Employee Stock Option Plan, the 1988 Consulting Stock Option Plan, the 1991 Equity Incentive Plan, the 1991 Employee Stock Purchase Plan and the 1994 Non-Employee Directors' Stock Option Plan of our report dated January 19, 1998, with respect to the financial statements of COR Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997.





                                               ERNST & YOUNG LLP

Palo Alto, California
March 20, 1998